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                                   EXHIBIT 21






                            CROGHAN BANCSHARES, INC.


                         Subsidiaries of the Registrant


                                         State of               Percentage of
             Subsidiary               Incorporation            securities owned

    The Croghan Colonial Bank(1)          Ohio                       100%


(1) The subsidiary's principal office is located in Fremont, Ohio.